Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Names Thomas Blaser
Senior Vice President Finance
and Chief Financial Officer Designate

COLUMBIA, MD — Feb. 11, 2016 — W. R. Grace & Co. (NYSE: GRA) announced today that Thomas E. Blaser has been named Senior Vice President, Finance, and is expected to be elected Senior Vice President and Chief Financial Officer effective immediately following the filing in late February of the company’s Annual Report on Form 10-K. At that time, Hudson La Force is expected to resign as Chief Financial Officer. La Force was named President and Chief Operating Officer on Feb. 4, 2016.

Grace Chairman and Chief Executive Officer Fred Festa said, “Tom is a proven leader with strong specialty chemical industry experience with global companies. He will be a great addition to our leadership team as we grow our business, maintain our ROIC discipline, and increase productivity through manufacturing excellence.”
Blaser was most recently President of Arysta LifeScience North America, LLC, a global agricultural chemical and life science business where he also served for 10 years as Chief Financial Officer. Previously he held business development and financial leadership roles with AlliedSignal (now Honeywell) and Price Waterhouse. He earned an MBA at Columbia University and a BS in Accounting at Montclair State University.

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Grace Catalysts Technologies and Grace Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customer partners around the world. Grace employs approximately 3,700 people in over 30 countries. More information about Grace is available at grace.com.

Forward-looking statements

This document and the exhibits hereto contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements or that could cause other forward-looking statements to prove incorrect include, without limitation, risks related to: the cyclical and seasonal nature of the industries that Grace serves; the effectiveness of Grace’s research and development and new product introductions; the cost and availability of raw materials and energy; foreign operations, especially in emerging regions; changes in currency exchange rates; developments affecting Grace’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting Grace’s funded and unfunded pension obligations; acquisitions and divestitures of assets and gains and losses from dispositions; warranty and product liability claims; hazardous materials and costs of environmental compliance; the separation, such as the costs of the separation, Grace’s company’s ability to realize the anticipated benefits of the separation and distribution, and the value of Grace’s common stock following the separation; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K which have been filed with the Securities and Exchange Commission.

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